Exhibit 10.3(Q

CIT Business Credit                    T: 212-536-1200
1211 Avenue of the Americas            F: 212-536-1295
New York, NY 10036

CIT

                                                              February 21, 2001

PHARMACEUTICAL FORMULATIONS, INC.
460 Plainfield Avenue
Edison, NJ  08817

Ladies and Gentlemen:

          We refer to (i) the Loan and Security Agreement between us dated August 4, 1989, as supplemented and amended (the "Loan Agreement") and (ii) the letter agreement between us dated August 23, 2001 (the "Letter"). Capitalized terms used and not otherwise defined herein shall have the same meanings given then in the Loan Agreement and/or the Letter.

          This is to confirm that pursuant to mutual consent and understanding, effective as of even date herewith, the Loan Agreement shall be amended as follow:

     (i) Section 9.1 of the Loan Agreement shall be, and hereby is, deleted in its entirety and replace by the following:

          "Term. This Agreement shall continue in full force and effect until December 31, 2003 (the "Term"). All Obligations shall become immediately due and payable upon the expiration of said Term.

     (ii) Paragraph 9 of the Letter shall be, and hereby is, amended to change the days for providing internal financial statements from twenty (20) days following the end of each month to fifteen (15 days following the end of each month.

          The Borrower hereby agrees to pay to Lender a facility fee in the amount of $100,000, which fee shall be fully earned on the date hereof and shall be in addition to any other fees we are entitled to charge you under the Loan Agreement and shall be due and charged to Borrower's account in two (2) equal installments $50,000 payable on December 31, 2002 and December 31, 2003, provided, however said facility fee shall immediately become due and payable upon any termination of the Loan Agreement.

          In consideration of (i) our execution of this Amendment Letter you agree to pay us an Accommodation Fee of $25,000.00 and (ii) the preparation of this agreement by our in-house legal department you agree to pay us a Documentation Fee of $125.00. Such fees shall be due and payable in full on the date hereof and may, at our option, be charged to your loan account on the due date thereof.

          Except as set forth herein, no other change in the terms, provision or conditions of the Loan Agreement is intended or implied. If the foregoing is in accordance with your understanding of our agreement, please so indicate by signing and returning to us the enclosed copy of this letter. In addition, we have asked the guarantor to sign below to confirm that the guarantee shall continue in full force and effect notwithstanding this agreement and the transactions contemplated hereby, subject to all of the terms and provisions thereof.

                                     Very truly yours,

                                     THE CIT GROUP/BUSINESS CREDIT, INC.

                                     By: /s/ Craig Brown
                                        ------------------------
                                         Title: Account Executive


Read and Agreed to:

PHARMACEUTICAL FORMULATIONS, INC.

By: /s/ James C. Ingam
   -------------------------
Title: President


Confirmed:

ICC INDUSTRIES INC.


By:  /s/ John Oram
    ------------------------
Title: President